EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	State of Organization
National Bank of Commerce of Birmingham	National Bank
NBC Securities, Inc.	Alabama
NBC Investments, Inc.	Nevada
NBC Joint Ventures, Inc.	Alabama

Bank of Dadeville	Alabama
Ashland Insurance, Inc.	Alabama
TBD Investments, Inc.	Nevada

Alabama Exchange Bank	Alabama
Tuskegee Loan Company, Inc.	Alabama
AEB Investments, Inc.	Nevada

First Gulf Bank	Alabama

First Citizens Bank	Alabama
Clay County Finance Company, Inc.	Alabama
FCB Investments, Inc.	Nevada

First American Bank	Alabama
Corporate Billing, Inc.	Alabama
FAB Investments, Inc.	Alabama
ANB Insurance Services, Inc.	Alabama
Bill Eyerly Insurance, Inc.	Florida

Citizens & Peoples Bank, National Association	National Bank

Public Bank	Florida

Georgia State Bank	Georgia
GEO Investments, Inc.	Nevada

Community Bank of Naples, National Association	National Bank
CBN Investments, Inc.	Nevada

Peoples State Bank of Groveland	Florida

Millennium Bank	Florida

Alabama National Statutory Trust I	Connecticut

Alabama National Statutory Trust II	Connecticut

Alabama National Statutory Trust III	Connecticut